                                                         Exhibit No. EX-99.e.2.a

                                 ASSETMARK FUNDS
               FORM OF AMENDMENT TO THE SUB-DISTRIBUTION AGREEMENT

     THIS AMENDMENT  dated this 15th day of May,  2007, to the  Sub-Distribution
Agreement  dated September 27, 2006 (the  "Agreement"),  is entered by and among
AssetMark  Funds, a Delaware  statutory trust (the "Trust"),  AssetMark  Capital
Corporation,   a  California   corporation   (the   "Distributor")   and  Quasar
Distributors, LLC, a Delaware limited liability company (the "Sub-Distributor).

                                    RECITALS

     WHEREAS, the parties have entered into an Agreement; and

     WHEREAS, the Trust intends to create additional funds; and

     WHEREAS,  Section 11 of the Agreement allows for its amendment by a written instrument executed by all parties.

     NOW, THEREFORE, the parties agree as follows:

     Schedule A of the Agreement is hereby superseded and replaced with Schedule
A attached hereto.

Except to the extent  supplemented  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ASSETMARK FUNDS                             QUASAR DISTRIBUTORS, LLC

By: _____________________________           By: ________________________________

Name:____________________________           Name: ______________________________

Title:___________________________           Title: _____________________________

ASSETMARK CAPITAL CORPORATION

By:_______________________________

Name:_____________________________

Title:______________________________

                                   Schedule A
                        to the Sub-Distribution Agreement

                                   Fund Names

                       Separate Series of AssetMark Funds

AssetMark International Equity Fund
AssetMark Large Cap Growth Fund
AssetMark Large Cap Value Fund
AssetMark Real Estate Securities Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund